EXHIBIT 99.1

         World Savings Announces $8 Billion Bank Note Program

    OAKLAND, Calif.--(BUSINESS WIRE)--Nov. 15, 2004--World Savings Bank, FSB, a subsidiary of Golden West Financial Corporation (NYSE:GDW), today announced the launch of a bank note program for the possible issuance of $8 billion of unsecured, senior bank notes with maturities ranging from 270 days to 30 years.
    "The bank note program gives the Company more flexibility when accessing the capital markets and allows us to further diversify borrowings if conditions are favorable," stated Russell W. Kettell, President and Chief Financial Officer of Golden West. Kettell added:
"We anticipate that World's high credit ratings and risk-averse business model will continue to appeal to a broad range of debt investors."
    World Savings currently has an unsecured, senior debt rating of Aa3 from Moody's Investors Services and AA- from Standard & Poor's.
    Lehman Brothers Inc. is the arranger for the bank note program as well as a dealer on it. The other named dealers are Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated. World Savings may also sell notes directly to investors or appoint other dealers.
    The notes will be unsecured and uninsured direct obligations of World Savings and will not be guaranteed by Golden West or any other affiliates of World. The notes have not been, and are not required to be, registered with the Securities and Exchange Commission. The notes are being offered and sold pursuant to an abbreviated registration procedure permitted by the Office of Thrift Supervision. Investors must be institutional accredited investors and hold the notes in minimum denominations of $250,000. This communication does not constitute an offer of any securities for sale.
    Headquartered in Oakland, California, Golden West is one of the nation's largest financial institutions with assets over $100 billion as of September 30, 2004. The Company has one of the most extensive thrift branch systems in the country, with 276 savings branches in 10 states and lending operations in 38 states. Golden West's stock is listed on the New York Stock and Pacific Exchanges under the ticker symbol GDW. Options on the Company's stock are traded on the Chicago Board Options Exchange and on the Pacific Exchange.
    Golden West investor information is available at www.gdw.com. Information about the Company's home loans and savings and checking accounts can be found at www.worldsavings.com and about its proprietary no-load mutual funds and annuities at www.atlasfunds.com.

    Information in this press release may contain various forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections, statements of the plans and objectives of management for future operations, statements of future economic performance, assumptions underlying these statements and other statements that are not statements of historical facts. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are beyond the Company's control. Should one or more of these risks, uncertainties or contingencies materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated. Among the key risk factors that may have a direct bearing on Golden West's results of operations and financial condition are competitive practices in the financial services industries; operational and systems risks; general economic and capital market conditions, including fluctuations in interest rates; economic conditions in certain geographic areas; and the impact of current and future laws, governmental regulations, and accounting and other rulings and guidelines affecting the financial services industry in general and the Company's operations in particular. In addition, actual results may differ materially from the results discussed in any forward-looking statements.

    CONTACT: Golden West Financial Corporation
             William C. Nunan, 510-446-3614